EXHIBIT 10.51

KOSMOS ENERGY LTD.

[AMENDED AND RESTATED] LONG TERM INCENTIVE PLAN

Restricted Stock Award Agreement

[Performance Vesting]

You have been granted Restricted Stock (this “Award”) on the following terms and subject to the provisions of Attachments A and B and the Kosmos Energy Ltd. [Amended and Restated] Long Term Incentive Plan (the “Plan”).  Unless defined in this Award agreement (including Attachments A and B, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[•] (the “Participant”)

Number of Shares Underlying Award	[•] Shares (to the extent not vested as of any applicable date, the “Restricted Shares”)

Grant Date	[•] (the “Grant Date”)

Vesting

Subject to Section 3 of Attachment A, the Restricted Shares shall vest and become non-forfeitable to the extent that both the applicable “Service Condition” and the applicable “Performance Condition” (as such terms are defined below) with respect to such Shares are satisfied.

Service Condition

Subject to Section 3 of Attachment A, the “Service Condition” shall be satisfied [insert applicable date(s)], in each case if the Participant does not experience a Termination of Service at any time prior to [such] [the applicable] date.

Performance Condition

Subject to Section 3 of Attachment A, the “Performance Condition” shall be deemed satisfied with respect to between 0% and 100% of the Restricted Shares based on attainment of Relative TSR as of the End Date, as detailed in Attachment B.

Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to: [Full Name]

Section 1.  Grant of Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A and in Attachment B.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Issuance of Shares.

(a)                                 The Restricted Shares shall be evidenced by entry into the register of members of the Company; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates.  In the event that any share certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b)                                 Voting Rights.  The Participant shall have voting rights with respect to the Restricted Shares.

(c)                                  Dividends.  Until the Service Condition and the Performance Condition (collectively, the “Conditions”) are satisfied with respect to a Restricted Share, the dividends and other distributions that are paid or distributed with respect to such Restricted Share (whether in the form of Shares or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the risk of forfeiture applicable to such Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping.  If the Restricted Share to which such Distributions relate is forfeited (including by way of repurchase by the Company at its par value) prior to the satisfaction of the Conditions applicable to such Restricted Share, then such Distributions shall be forfeited to the Company at the same time as such Restricted Share is so forfeited.  If the Conditions applicable to the Restricted Share to which such Distributions relate are satisfied in accordance with this Agreement, then such Distributions shall be paid and distributed to the Participant as soon as administratively feasible after such Conditions are satisfied (but in no event later than March 15 of the calendar year following the calendar year in which such Conditions are satisfied), and Distributions with respect to such Restricted Share that occur after satisfaction of the Conditions and prior to the forfeiture, if any, of such Restricted Share (including by way of repurchase by the

Company at its par value) shall be paid currently to the Participant.  Distributions paid or distributed with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

(d)                                 Transferability.  Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.

(e)                                  Section 83(b) Election.  If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the Fair Market Value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax.  The form for making a Section 83(b) election is available from the Company at the address indicated in Section 4(a).  The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is the Participant’s sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f)                                   Withholding Requirements.  Except with respect to any withholding requirement resulting from the Participant’s election under Section 83(b) of the Code, the Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the minimum amount required to be withheld.  If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.

Section 3.  Accelerated Vesting and Forfeiture.

(a)                                 Termination of Service.

(i)                                     Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, the Service Condition shall be deemed fully satisfied as of such termination; provided that, if such termination occurs prior to the End Date, then, subject to Section 3(b), the Restricted Shares shall remain subject to the Performance Condition.

(ii)                                  Without Cause or for Good Reason.  In the event of the Participant’s Termination of Service by the Company or any Affiliate without Cause or by the Participant for Good Reason [[Option 1: the Service Condition shall be deemed fully satisfied as of such termination; provided that, if such termination occurs prior to the End Date, then, subject to Section 3(b), the Restricted Shares shall remain subject to the Performance Condition] [Option 2: and other than as described in Section 3(b) below, (x) the Restricted Shares, if any, for which the applicable Service Condition is satisfied as of such termination shall remain subject to the Performance Condition (if such termination occurs at any time prior to the End Date)  and (y) the Restricted Shares, if any, for which the applicable Service Condition is not satisfied as of such termination shall be forfeited in their entirety without any payment to the Participant or, in the Committee’s sole discretion, if required pursuant to applicable law to effect such forfeiture, the Company may repurchase the Restricted Shares at their par value]](1).

(iii)                               Without Good Reason.  In the event of the Participant’s Termination of Service by the Participant without Good Reason at any time prior to the End Date, (x) the Restricted Shares, if any, for which the applicable Service Condition is satisfied as of such termination shall remain subject to the Performance Condition and (y) the Restricted Shares, if any, for which the applicable Service Condition is not satisfied as of such termination shall be forfeited in their entirety without any payment to the Participant or, in the Committee’s sole discretion, if required pursuant to applicable law to effect such forfeiture, the Company may repurchase the Restricted Shares at their par value.

(iv)                              For Cause.  In the event of the Participant’s Termination of Service at any time by the Company or any Affiliate for Cause, the Restricted Shares shall be forfeited in their entirety without any payment to the Participant or, in the Committee’s sole discretion, if required

(1)  Include Option 1 or Option 2, as applicable.

pursuant to applicable law to effect such forfeiture, the Company may repurchase the Restricted Shares at their par value.

(b)                                 Change in Control.  If a Change in Control occurs and the Participant does not experience a Termination of Service at any time prior to such Change in Control, the Performance Condition shall be deemed fully satisfied as of the date of such Change in Control and, following such Change in Control, (x) [insert applicable fraction] of the Restricted Shares will vest in the event that any anniversary of [the Grant Date] [insert applicable vesting commencement date] occurs during the first year after such Change in Control, and (y) all of the remaining Restricted Shares will fully vest on the earlier of (A) the first anniversary of such Change in Control, if the Participant does not experience a Termination of Service at any time prior to such anniversary, and (B) the Participant’s Termination of Service due to the Participant’s death or Disability, by the Company or any Affiliate without Cause or by the Participant for Good Reason.

(c)                                  Effect of Vesting.  Subject to the provisions of this Agreement, upon the vesting of any of the Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse.  Subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares to the Participant by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a share certificate registered in the Participant’s name and such transfer shall be evidenced in the register of members of the Company.

(d)                                 Effect of Failure to Achieve Performance Condition.  On the End Date, any of the Restricted Shares for which the Performance Condition is not satisfied as of such date shall be forfeited without any payment to the Participant or, in the Committee’s sole discretion, if required pursuant to applicable law to effect such forfeiture, the Company may repurchase the Restricted Shares at their par value.

Section 4.  Miscellaneous Provisions.

(a)                                 Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Kosmos Energy Ltd.

c/o Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

Attention:  [•]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)                                 Entire Agreement.  This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)                                  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)                                 Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)                                  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)                                   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)                                  Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to the provisions of this Agreement.

(h)                                 Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)                                     Dispute Resolution.  If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.  If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

KOSMOS ENERGY LTD.

By:
Name:
Title:

[Name of Participant]

Attachment B

Performance Condition

Section 1.  Definitions.  As used in this Attachment B, the following terms shall have the meanings set forth below:

(a)                                 “End Date” means [•]

(b)                                 “End Price” with respect to a Share or a Peer Share means the average of the closing price of such Share or Peer Share on each of the [•] trading days ending with the End Date on the applicable Principal Exchange; provided that, if such Principal Exchange is a non-U.S. stock market or exchange, each such closing price shall be converted to U.S. dollars at the applicable spot exchange rate as of such trading day; provided further that the Committee shall adjust equitably the End Price with respect to such Share or Peer Share, as calculated in accordance with the preceding clause, to reflect any corporate transaction or event set forth in Section 5(c) of the Plan that affects such Share or Peer Share if such adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award.

(c)                                  “Grant Year” means the year in which the Grant Date occurs.

(d)                                 “Peer” means any of the following companies whose shares are quoted or traded on the End Date on a Principal Exchange: [Africa Oil Corp.,] Anadarko Petroleum Corporation, [Apache Corporation,] BG Group plc, Cairn Energy plc, Cobalt International Energy, Inc., [Genel Energy plc,] [HRT Participacoes em Petroleo SA,] Lundin Petroleum AB, Noble Energy, Inc., [Ophir Energy plc,] Premier Oil plc [,][and] Tullow Oil plc [and] [insert additional peer companies, if applicable].

(e)                                  “Peer Share” means the share of a Peer that is quoted or traded on a national securities exchange.

(f)                                   “Principal Exchange” means the principal U.S. securities exchange or non-U.S. stock market or exchange on which a Share or Peer Share is quoted or traded as of an applicable date.  For the avoidance of doubt, a Share or Peer Share that is quoted or traded only over the counter shall not be deemed to be quoted or traded on a Principal Exchange.

(g)                                  “Relative TSR” means the percentile ranking of the TSR of a Share in relation to the TSR of each of the Peers’ Shares, as calculated by the Committee in good faith applying a reasonable statistical method.

(h)                                 “Start Date” means [•].

B-1

(i)                                     “Start Price” with respect to a Share or a Peer Share means the average of the closing price of such Share or Peer Share on each of the [•] trading days ending with the Start Date on the applicable Principal Exchange; provided that, if such Principal Exchange is a non-U.S. stock market or exchange, such closing price shall be converted to U.S. dollars at the applicable spot exchange rate on such date; provided further that the Committee shall adjust equitably the Start Price with respect to such Share or Peer Share, as calculated in accordance with the preceding clause, to reflect any corporate transaction or event set forth in Section 5(c) of the Plan that affects such Share or Peer Share if such adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award.

(j)                                    “TSR” with respect to a Share or Peer Share means (i) the sum of (x) the End Price of such Share or Peer Share minus the Start Price of such Share or Peer Share and (y) the aggregate amount of the dividends, if any, paid on such Share or Peer Share for any dividend record dates that occur during the period beginning on the Start Date and ending on the End Date, divided by (ii) such Start Price.

Section 2.  Performance Condition Attainment.  [Insert table setting forth the percentage (between 0% and 100%) of the Restricted Shares for which the Performance Condition shall be deemed satisfied based on the percentile attainment of Relative TSR (between 0 and 100) indicated in the corresponding row of the table]

B-2